Exhibit 107

Calculation of Filing Fee Tables
Form F-3
(Form Type)
Sol-Gel Technologies Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, par value NIS 0.1 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)	(1)	(2)	$120,000,000	0.0000927	$11,124
Carry Forward Securities
Carry Forward Securities	Equity	Ordinary Shares, par value NIS 0.1 per share
	Other	Warrants
	Other	Subscription Rights
	Other	Units
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	(3)	(3)	$66,224,498	0.0001212		F-3	333-230564	April 12, 2019	$8,026 (3)

Total Offering Amounts						$120,000,000
Total Fees Previously Paid								$8,026 (3)
Total Fee Offsets								-
Net Fee Due								$3,098

(1)
There are being registered hereunder such indeterminate number of the securities of each identified class being registered as may be sold by the registrant in primary offerings from time to time at indeterminate prices, with the maximum aggregate public offering price not to exceed $120,000,000. The registrant is subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). Also includes such indeterminate number of securities of the registrant as may be issued upon exercise, conversion or exchange of these securities. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions.

(2)
The proposed maximum aggregate offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form F-3 under the Securities Act.

(3)
On March 28, 2019, the registrant filed a registration statement on Form F-3 (Commission File No. 333-230564) (as amended on April 10, 2019, the “Prior Registration Statement”) to register securities with an aggregate maximum offering price of $120,000,000 and paid registration fees in the aggregate of $14,544 in connection therewith. Pursuant to Rule 415(a)(6) under the Securities Act (“Rule 415(a)(6)”), the securities registered pursuant to this registration statement include an aggregate offering amount of $66,224,498 previously registered on the Prior Registration Statement that remains unsold (the “Carried Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $8,026 associated with the offering of the Carried Unsold Securities is hereby applied to offset the registration fees associated with this registration statement and will continue to be applied to the Carried Unsold Securities registered pursuant to this registration statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Carried Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated amount of Carried Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.